Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-200408-01) of Springleaf Finance Corporation of our report dated February 29, 2016 relating to the consolidated financial statements of Springleaf Finance Corporation, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 29, 2016

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